UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                EMCOR GROUP, INC.
             (Exact name of registrant as specified in its charter)

         Date of Report (Date of earliest event reported) April 24, 2003

      Delaware                       0-2315                11-2125338
      --------                       ------                ----------
(State or other jurisdiction of   (Commission File       (I.R.S. Employer
incorporation or organization)        Number)           Identification No.)


  301 Merritt Seven Corporate Park
         Norwalk, Connecticut                                 06851
(Address of principal executive offices)                    (Zip code)


                                  203-849-7800
              (Registrant's telephone number, including area code)

Item 7.  Financial Statements and Exhibits

(c)      Exhibits.

         Exhibit No.                         Description of Exhibit

         99.1                                Press Release dated April 24, 2003


Item 9.  Regulation FD Disclosure (Information provided under Item 12)

     On April 24, 2003, EMCOR Group, Inc. issued a press release disclosing the results of operations for its fiscal 2003 first quarter ended March 31, 2003. A copy of this press release, attached as Exhibit 99.1, is furnished under Item 9.

                                 EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------

99.1                               Press release issued by EMCOR Group, Inc.
                                   on April 24, 2003

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              EMCOR Group, Inc.

                                 By:       /s/ Frank T. MacInnis
                                           ---------------------
                                               Frank T. MacInnis
                                     Chairman of the Board of Directors
                                        and Chief Executive Officer

Date:         April 24, 2003

              EMCOR GROUP, INC. REPORTS 2003 FIRST QUARTER RESULTS
                   -- Revenue & Backlog Reach Record Levels --
               -- Organic Revenue Growth Exceeds 6% for Quarter --
              -- $0.21 per Diluted Share Matches Recent Guidance --


     NORWALK, CONNECTICUT, April 24, 2003 - EMCOR Group, Inc. (NYSE: EME) today reported first quarter results.

Net income for the first quarter of 2003 was $3.3 million, or $0.21 per diluted share, directly in line with recent market guidance, compared with net income of $7.3 million, or $0.47 per diluted share, in the first quarter of 2002. Revenues for the 2003 first quarter were $1.1 billion, an increase of 30.9% over revenues of $810.3 million in the year ago period. 2003 first quarter revenue levels reflect organic revenue growth of more than 6%.

For the 2003 first quarter, gross profit rose 30.6% to $116.8 million from $89.4 million in the first quarter of last year. Gross profit as a percentage of revenues was 11.0% in the first quarter of 2003, level with the year-ago period.

For the first quarter of 2003 the Company reported operating income of $7.6 million, versus operating income of $12.5 million in the first quarter of 2002. Operating income as a percentage of revenues was 0.7% versus 1.5% a year ago.

On March 1, 2002, the Company acquired 19 companies from Comfort Systems USA, Inc. On December 19, 2002, the Company acquired Consolidated Engineering Services, Inc. ("CES"). These acquired companies contributed an aggregate of $200.6 million in revenues and $0.2 million in operating income to the Company's 2003 first quarter results and represented substantially all of the $32.3 million, or 42% increase in Selling, General and Administrative expense over the year-ago period.

The Company's backlog of construction and facilities management contracts as of March 31, 2003 was a record $3.1 billion, an increase of 23% compared with backlog of $2.5 billion on March 31, 2002 and up from $2.9 billion at the end of December 2002. EMCOR's backlog at the end of March reflects year over year organic growth of 16%, as well as $166 million of backlog derived from the acquisition of CES.

Frank T. MacInnis, Chairman and CEO of EMCOR Group, stated, "We are pleased with our first quarter results, especially considering the important transition taking place in our Company. We experienced typical seasonal patterns, enhanced by the difficult economic environment and the intense level of integration efforts related to the CES acquisition."

Mr. MacInnis added, "However, the quarter also demonstrated the strength of our business model, as demonstrated by the growth in organic revenue and backlog, both of which surpassed our expectations. In addition, the benefits of EMCOR's diversity model were apparent, notably in our facilities services businesses which demonstrated solid growth in revenue and profitability that offset seasonal slowdowns in our traditional construction businesses. The Facilities business is good: today we announced the award by British Airways of a three-year contract as the airline's single-source provider of facilities management services for most of its UK property portfolio, including Heathrow and Gatwick Airports. This award exemplifies the versatility of EMCOR's diversity model, in this case helping us to build on an already strong 11-year relationship with the leading international air carrier."

Mr. MacInnis concluded, "As we've stated in the past, our focus for the first half of 2003 will be on the successful integration of our recent acquisition of CES and our EMCOR Facilities Services business. While these efforts are generating an expected temporary increase in costs, once completed they will enable EMCOR Group to provide a nationwide delivery system for a broad range of sophisticated facilities services, a $1 billion base business from which to drive revenue growth and operational leverage. To date, the integration has proceeded smoothly, and we continue to expect this process to be largely completed in the first half of 2003. Given our current outlook, we continue to expect revenues for the 2003 full-year period of between $4.4 billion and $4.6 billion, and diluted earnings per share for 2003 of between $4.25 and $4.60."

EMCOR  Group,   Inc.  is  a  worldwide   leader  in  mechanical  and  electrical
construction services and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.

EMCOR Group's first quarter conference call will be available live via Internet broadcast today, Thursday, April 24, at 10:30 AM Eastern Time. You can access the live call through the Home Page of the Company's web site at www.emcorgroup.com.

     This release may include "forward looking statements." These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, business opportunities that may be presented to and pursued by the Company and other factors, many of which are beyond the control of the Company. Actual results may differ materially from those anticipated in the statements.


                            -FINANCIAL TABLES FOLLOW-

                                EMCOR GROUP, INC.
                              FINANCIAL HIGHLIGHTS
         (Dollars in thousands, except share and per share information)
                                   (Unaudited)

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                  For the Quarters Ended
                                                         March 31,
                                                  ----------------------
                                                    2003            2002
                                                    ----            ----

Revenues                                        $1,061,030       $810,299
Cost of sales                                      944,261        720,913
                                                ----------       --------
Gross profit                                       116,769         89,386
Selling, general and administrative expenses       109,175         76,855
                                                ----------       --------
Operating income                                     7,594         12,531
Interest (expense) income, net                      (1,802)           417
                                                ----------       --------
Income before income taxes                           5,792         12,948
Income tax provision                                 2,536          5,697
                                                ----------       --------
Net income                                      $    3,256       $  7,251
                                                ==========       ========



Basic earnings per share                        $     0.22       $   0.49
                                                ==========       ========
Diluted earnings per share                      $     0.21       $   0.47
                                                ==========       ========
Weighted average shares of
 Common Stock outstanding:
   Basic                                        14,925,551     14,828,537
   Diluted                                      15,441,581     15,410,740

                                EMCOR GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)



                                                 March 31, 2003     December 31,
                                                   (Unaudited)         2002
                                                 --------------     ------------
   ASSETS
   Cash and cash equivalents                       $   55,875        $   93,103
   Accounts receivable, net                           927,320           964,968
   Costs and estimated earnings in excess of
     billings on uncompleted contracts                270,805           235,809
   Inventories                                         11,720            12,271
   Prepaid expenses and other                          31,983            28,784
                                                   ----------        ----------
     Total current assets                           1,297,703         1,334,935

   Investments, notes, and other long-term
     receivables                                       25,800            24,642
   Property, plant & equipment, net                    69,818            70,750
   Goodwill                                           293,408           290,412
   Identifiable intangible assets, net                 12,970            13,845
   Other assets                                        20,743            23,907
                                                   ----------        ----------
   Total assets                                    $1,720,442        $1,758,491
                                                   ==========        ==========


   LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
   Borrowings under working capital credit line    $  144,945         $ 112,000
   Current maturities of long-term debt and
     capital lease obligations                         22,400            22,276
   Accounts payable                                   350,562           409,562
   Billings in excess of costs and estimated
     earnings on uncompleted contracts                370,041           363,092
   Accrued payroll and benefits                       124,385           159,416
   Other accrued expenses and liabilities             121,785           113,529
                                                   ----------        ----------
     Total current liabilities                      1,134,118         1,179,875

   Long-term debt and capital lease obligations           740               905
   Other long-term obligations                         89,734            87,841
   Total stockholders' equity                         495,850           489,870
                                                   ----------        ----------
   Total liabilities and stockholders' equity      $1,720,442        $1,758,491
                                                   ==========        ==========